EXHIBIT (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Financial Highlights,” “Independent Auditors” and “Financial Statements” in Post-Effective Amendment No. 9 under the Securities Act of 1933 and Amendment No. 13 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 333-61366 and 811-10385) and related Prospectus and Statement of Additional Information of Pacific Funds and to the incorporation by reference therein of our report dated May 16, 2002, with respect to the financial statements as of March 31, 2002 and for the periods indicated therein, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Los Angeles, California

April 21, 2003